JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. State Road
                              Springfield, PA 19064



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


I hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of my report dated February 8, 1997, relating to the financial statements of U.S. Online, Inc. as of December 31, 1996 and for the one year then ended and my report dated January 6, 1999 relating to the financial statements of U.S. Online, Inc. as of December 31, 1997 and for the one year then ended.



                                                  /s/ Joseph J. Repko CPA
                                                     -----------------------
                                                  Joseph J. Repko, CPA


April 28, 1999